EXHIBIT 5.1

May 23, 2022

Holly Energy Partners, L.P.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, by:

(i)

the Partnership of (a) common units representing limited partnership interests in the Partnership (the “Common Units”), (b) preferred units representing limited partnership interests in the Partnership (the “Preferred Units”) and (c) debt securities, which may be issued in one or more series (the “Debt Securities”), and which may be co-issued by Holly Energy Finance Corp., a Delaware corporation (“Finance Corp.”), at an aggregate initial offering price not to exceed $2,000,000,000;

(ii)

any subsidiary of the Partnership listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”) or any combination of the Subsidiary Guarantors of guarantees of the Debt Securities (the “Guarantees” and, together with the Common Units, the Preferred Units and the Debt Securities, the “Primary Securities”); and

(iii)

the unitholders named as the Selling Unitholders in the Registration Statement, of up to 59,630,030 common units representing limited partnership interests in the Partnership (the “Secondary Units” and, together with the Primary Securities, the “Securities”).

We have also participated in the preparation of the prospectus contained in the Registration Statement (the “Prospectus”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions and other factors at the time of sale and, if necessary, will be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3900 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

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In rendering the opinions set forth below, we have reviewed and relied upon (i) the Registration Statement, (ii) the Prospectus, (iii) the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, (iv) the form of Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, (v) the Certificate of Limited Partnership of the Partnership, (vi) the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), (vii) the First Amended and Restated Agreement of Limited Partnership of HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), as amended to date, (viii) the First Amended and Restated Limited Liability Company Agreement of Holly Logistic Services, L.L.C., a Delaware limited liability company and the general partner of the General Partner (the “Ultimate General Partner”), (ix) the constituent documents and agreements of Finance Corp. and the Subsidiary Guarantors, (x) certain resolutions adopted by the Board of Directors of the Ultimate General Partner relating to the Registration Statement, (xi) certain resolutions adopted by the Board of Directors of Finance Corp. relating to the Registration Statement, (xii) certain resolutions adopted by the Board of Managers or the Sole Member or the General Partner, as applicable, of the Subsidiary Guarantors relating to the Registration Statement and (xiii) such other certificates, statutes, documents and records as we have deemed necessary and relevant for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our examination of partnership, corporate and limited liability company documents, records and other documents and writings, we have relied upon certificates and other communications from officers and employees of the Ultimate General Partner and Finance Corp., without further investigation as to the facts set forth therein.

For purposes of rendering the opinions set forth below, we have made the following assumptions:

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

(ii)	a Prospectus Supplement (where applicable) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement, if any;

(iv)

any applicable definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto;

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(v)

any Common Units or Preferred Units issuable upon conversion, exchange or exercise of any Primary Securities being offered will have been duly authorized, issued and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(vi)	the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto; and

(vii)

the form and terms of any Debt Securities and Guarantees, the issuance, sale and delivery thereof by the Partnership, Finance Corp. and the Subsidiary Guarantors, as applicable, and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Partnership, Finance Corp. and the Subsidiary Guarantors, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1)

the Common Units will be duly authorized, validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and as described in the Prospectus and any applicable Prospectus Supplement) when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the Common Units have been issued and delivered either (i) in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof provided for therein or (ii) upon conversion, exchange or exercise of any other Primary Securities in accordance with the terms of the Primary Security and the instrument governing the Primary Security providing for the conversion, exchange or exercise;

(2)

the Preferred Units will be duly authorized, validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the DRULPA and as described in the Prospectus and any applicable Prospectus Supplement) when (a) the Partnership has taken all necessary action to duly

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authorize and approve the issuance of such Preferred Units, the terms of the offering thereof and related matters and (b) the Preferred Units have been issued and delivered either (i) in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof provided for therein or (ii) upon conversion, exchange or exercise of any other Primary Securities in accordance with the terms of the Primary Security and the instrument governing the Primary Security providing for the conversion, exchange or exercise;

(3)

the Debt Securities and, if applicable, the Guarantees, will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Partnership, Finance Corp. and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, Finance Corp. and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) when (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Partnership, Finance Corp. and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of the Debt Securities and, if applicable, the Guarantees, the terms of the offering thereof and related matters, (c) the terms of the Debt Securities and, if applicable, the Guarantees, and their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership, Finance Corp. and the Subsidiary Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership, Finance Corp. and the Subsidiary Guarantors, as applicable, and (d) the Debt Securities (which may include the related Guarantees) have been duly executed, authenticated, issued and delivered in accordance with the applicable Indenture and any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp. and the Subsidiary Guarantors, as applicable, upon payment of the consideration for the Debt Securities as provided for therein; and

(4)	the Secondary Units have been duly authorized and validly issued and are fully paid and non-assessable.

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Our opinion is qualified in the following respects:

(i)

we have assumed that (a) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (b) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(ii)

we express no opinion concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive, or not give effect to, rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

(iii)

our opinion expressed in paragraph (4) above, insofar as it relates to the Secondary Units being fully paid, is based solely on an officer’s certificate of the Partnership, executed and delivered to us by an officer of the Ultimate General Partner, confirming the Partnership’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of the Secondary Units;

(iv)

our opinions herein are limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the DRULPA, the Constitution of the State of Delaware, the Texas Revised Limited Partnership Act (including all applicable statutory provisions and reported judicial decisions interpreting those laws) and the laws of the State of New York, the State of Texas and the State of Wyoming, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign;

(v)

insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Wyoming, we have relied upon the opinion, dated May 23, 2022, of Holland & Hart LLP, which opinion is being filed as an exhibit to the Registration Statement (the “Wyoming Opinion”), and the opinions expressed herein are subject to the same qualifications, assumptions and limitations as are set forth in the Wyoming Opinion;

(vi)	we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and

(vii)	our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

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Schedule I

Cheyenne Logistics LLC

El Dorado Logistics LLC

El Dorado Operating LLC

El Dorado Osage LLC

Frontier Aspen LLC

HEP Cheyenne LLC

HEP Cushing LLC

HEP El Dorado LLC

HEP Fin-Tex/Trust-River, L.P.

HEP Logistics GP, L.L.C.

HEP Mountain Home, L.L.C.

HEP Navajo Southern, L.P.

HEP Oklahoma LLC

HEP Pipeline Assets, Limited Partnership

HEP Pipeline GP, L.L.C.

HEP Pipeline, L.L.C.

HEP Refining Assets, L.P.

HEP Refining GP, L.L.C.

HEP Refining, L.L.C.

HEP Tulsa LLC

HEP UNEV Holdings LLC

HEP UNEV Pipeline LLC

HEP Woods Cross, L.L.C.

Holly Energy Holdings LLC

Holly Energy Partners—Operating, L.P.

Holly Energy Storage—Lovington LLC

Lovington-Artesia, L.L.C.

Roadrunner Pipeline, L.L.C.

SLC Pipeline LLC

Woods Cross Operating LLC

Sinclair Transportation Company LLC

Sinclair Logistics, LLC

Sinclair Pipeline Company, LLC

UNEV Pipeline, LLC